UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Note Offering

As previously reported on a Current Report on Form 8-K filed on August 12, 2010, Cott Corporation (the “Company”), its wholly owned subsidiary, Cott Beverages Inc. (the “Issuer”), and certain subsidiaries of the Company, as guarantors, entered into a purchase agreement on August 12, 2010 with certain initial purchasers named in Schedule I therein (the “Initial Purchasers”) for a private placement offering of $375.0 million in aggregate principal amount of the Issuer’s 8.125% senior notes due 2018 (the “New Notes”). On August 17, 2010, the Issuer closed the private offering of the New Notes. The net proceeds from the offering, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering fees and expenses payable by the Issuer, were approximately $366.9 million.

The New Notes are governed by an Indenture dated as of August 17, 2010 (the “Indenture”), among the Company, the Issuer, certain subsidiary guarantors identified therein, which are also guarantors of the Issuer’s 8.375% Senior Notes due 2017, and HSBC Bank USA, National Association, as trustee. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A form of New Note (which is included in Exhibit A to the Indenture) is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and of the New Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the Indenture and the form of New Note, respectively.

The New Notes bear interest at a rate of 8.125% per year, payable semi-annually in arrears in cash on March 1 and September 1 of each year, beginning March 1, 2011. The New Notes will mature on September 1, 2018. Prior to September 1, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the New Notes with the proceeds of certain equity offerings at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date. At any time prior to September 1, 2014, the Issuer may redeem some or all of the New Notes at a redemption price equal to the principal amount of the New Notes redeemed, plus any accrued and unpaid interest and additional interest, if any, to the date of redemption, plus a make-whole premium. The Issuer may redeem the New Notes at its option, in whole or in part, on or after September 1, 2014, at redemption prices of 104.063% and 102.031% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on September 1, 2014 and September 1, 2015, respectively, and at a redemption price of 100% of the principal amount thereof on and after September 1, 2016, in each case plus accrued and unpaid interest and additional interest, if any, to the redemption date. If a change of control of the Company occurs, each holder shall have the right to require that the Issuer repurchase all or a portion of such holder’s New Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The New Notes rank equal in right of payment to all of the Issuer’s and the Company’s and its guarantor subsidiaries’ other existing and future unsubordinated indebtedness, including indebtedness under the Company’s credit facilities. Because the Company’s obligations under the Prior ABL Facility (as defined below) and the ABL Facility (as defined below) are secured by substantially all of the assets of the Issuer, the Company and its guarantor subsidiaries, the New Notes are effectively subordinated in right of payment to all of the Issuer’s, the Company’s and its guarantor subsidiaries’ secured indebtedness, including indebtedness under the Prior ABL Facility and the ABL Facility, to the extent of the value of the assets securing such indebtedness.

The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create or incur liens on assets securing indebtedness, (iv) merge or consolidate with another company or sell all or substantially all assets taken as a whole, (v) enter into transactions with affiliates and (vi) sell assets.

In addition, the Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the New Notes when due, failure to comply with covenants under the Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and the occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding New Notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding New Notes to be immediately due and payable. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the New Notes will be accelerated without the necessity of notice or any other action on the part of any person.

The Issuer used all of the net proceeds from the offering of the New Notes to pay a portion of the purchase price for the acquisition (the “Cliffstar Acquisition”) of substantially all of the assets and liabilities of Cliffstar Corporation (“Cliffstar”) and its affiliated companies and related fees and expenses.

On August 17, 2010, the Company purchased the membership interests of Cliffstar LLC and Star Real Property LLC in connection with the Cliffstar Acquisition, and Cliffstar LLC and Star Real Property LLC entered into supplemental indentures, pursuant to which, among other things, they became additional guarantors of the Issuer’s 8.375% senior notes due 2017 (the “2017 Notes”). In addition, on August 12, 2010, certain subsidiaries of the Company formed in connection with the Cliffstar Acquisition and related transactions entered into supplemental indentures, pursuant to which, among other things, such subsidiaries became additional guarantors of the 2017 Notes.

In connection with the sale of the New Notes, the Issuer, the Company and its subsidiary guarantors entered into a registration rights agreement, dated as of August 17, 2010, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer, the Company and its subsidiary guarantors have agreed to file a registration statement with respect to an offer to exchange the New Notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, to cause the exchange offer registration statement to be declared effective and to consummate the exchange offer no later than August 17, 2011. The Issuer, the Company and its subsidiary guarantors may be required to provide a shelf registration statement to cover resales of the New Notes under certain circumstances. If the foregoing obligations are not satisfied, the Issuer may be required to pay holders of the New Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. The amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest of 0.50% per annum of the principal amount thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

New ABL Facility

On August 17, 2010, the Company entered into a new senior secured asset-based lending credit facility (the “ABL Facility”) that provides for financing in the United States, Canada, and the United Kingdom. The ABL Facility replaced the Company’s former senior secured credit facility which was a five-year revolving facility of up to $225.0 million that was to mature in March 2013 (the “Prior ABL Facility”). The Company, Cott Beverages Inc., Cott Beverages Limited and Cliffstar LLC are borrowers under the ABL Facility.

The ABL Facility is a four-year revolving facility of up to $275.0 million. JPMorgan Chase Bank, N.A. serves as administrative agent and administrative collateral agent, General Electric Capital Corporation, a member of the lending syndicate, is designated as the co-collateral agent, and Bank of America, N.A., serves as documentation agent.

The ABL Facility includes a revolver of up to $275.0 million, with availability dependent on a borrowing base calculated as a percentage of the value of eligible inventory, accounts receivable and property, plant and equipment. In general, the borrowing base will equal the sum of up to 85% of the borrowers’ eligible accounts receivable, 65% of the borrowers’ eligible inventory (or 75% in the case of certain Cliffstar inventory) valued at the lower of cost or market, determined on a first-in, first-out basis, or, if less, up to 85% of the appraised liquidation value of such eligible inventory, and a PP&E component initially equal to the lesser of (i) 75% of the fair market value of the borrowers’ eligible real estate plus 85% of the liquidation value of the borrowers’ eligible equipment and (ii) $28,333,334, subject to further adjustment over time, but the amount of the borrowing base will also be reduced by certain reserves including one that is based on the expected earnout amount related to the Cliffstar Acquisition.

The ABL Facility has subfacilities for letters of credit and swingline loans and geographical sublimits for Canada ($40.0 million) and the United Kingdom ($75.0 million). The ABL Facility may be increased up to an additional $25.0 million at the Company’s option if lenders agree to increase their commitments. The interest rate margin on loans under the facility is based on the amount of availability that the borrowers have under the facility. In general, the spread on loans based on LIBOR will range from 2.5% to 3.0% and on an adjusted base rate will be 1.5% to 2.0%, but the best rates will not be available to the borrowers for approximately six months. There are also other rate options for UK and Canadian borrowings. The proceeds of the ABL Facility not used to pay for the Cliffstar Acquisition will be used to repay debt, finance the working capital needs and general corporate purposes of the Company and its U.S., Canadian and UK subsidiaries in the ordinary course of business. A limited amount of money may be loaned to the Company’s subsidiaries in Mexico and elsewhere.

The debt under the ABL Facility is guaranteed by most of the Company’s U.S., UK and Canadian subsidiaries. It is also expected to be subject to certain guarantees of the Company’s wholly-owned Mexican subsidiaries within 60 days. Subject to certain exceptions, the debt and guarantees are secured by (i) all of the Company’s and guarantors’ ownership interests in their subsidiaries and (ii) substantially all of the personal property assets of the borrowers and the guarantors as well as specified real estate. The Company has agreed to pay usual and customary commitment fees that vary on a monthly basis depending on average utilization of the ABL Facility.

The borrowers and restricted subsidiaries are subject to a number of business and financial covenants and events of default. The ABL Facility contains customary limitations on indebtedness, liens, mergers, consolidations, liquidations and sales, payment of dividends, investments, loans and advances, optional payments and modifications of subordinated and other debt instruments, and transactions with affiliates. Events of default under the ABL Facility include nonpayment, inaccuracy of representations and warranties, violation of covenants, cross-default to other indebtedness, bankruptcy, material judgments, and a change of control of the Company. Upon the occurrence of an event of default, the lenders may terminate the commitments and declare all loans due and payable. The Company has agreed to a mandatory prepayment provision (but without a reduction of the commitment), but subject to certain exceptions, upon a sale or transfer of assets of a borrower or guarantor, upon the sale of any common stock or other equity, upon the receipt of proceeds from the issuance of any indebtedness, upon the occurrence of an availability shortfall under the revolver, or upon receipt of insurance proceeds or condemnation awards. The ABL Facility also contains customary financial covenants, including a minimum fixed charge coverage ratio of 1.1 to 1.0 effective when and if excess availability is less than the greater of (a) $30.0 million and (b) the lesser of (i) 12.5% of the amount of the aggregate borrowing base and (ii) $37,500,000. If availability is less than $37.5 million, the lenders will take dominion over the cash and will apply excess cash to reduce amounts owing under the revolver.

Item 2.01 Completion of Acquisition of Disposition of Assets

On August 17, 2010, the Company announced that it had completed the Cliffstar Acquisition. The Company’s press release announcing the closing of the Cliffstar Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company completed the Cliffstar Acquisition for $500.0 million in cash, subject to adjustments for working capital, indebtedness and certain expenses (the “Closing Payment”). Cliffstar is entitled to additional contingent earnout consideration of up to a maximum of $55.0 million, the first $15.0 million of which is payable upon the taking of substantial steps toward upgrades of certain expansion projects in 2010, and the remainder is based on the achievement of certain performance measures during the fiscal year ending January 2, 2011. Cliffstar is also entitled to $14.0 million of deferred consideration, which will be paid over a three-year period.

The Company financed the Closing Payment through the closing of its previously announced private placement offering of $375.0 million in aggregate principal amount of 8.125% senior notes due 2018 and underwritten public offering of 13,340,000 common shares at a price of $5.60 per share (including the exercise of the underwriters’ over-allotment option for 1,740,000 shares). The Company financed the remainder of the Closing Payment through borrowings under the ABL Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

The information required by Item 9.01(a) and (b), if any, will be filed by amendment not later than 75 calendar days from the date of the closing of the Cliffstar Acquisition.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated as of August 17, 2010, governing the 8.125% Senior Notes due 2018, by and among the Issuer, the Company, the guarantors identified therein and HSBC Bank USA, National Association, as trustee.

4.2	Form of 8.125% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 17, 2010, among the Issuer, the Company, the guarantors identified therein and Deutsche Bank Securities Inc., as representative to the Initial Purchasers.

99.1	Press release, dated August 17, 2010, issued by the Company regarding the closing of the Cliffstar Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

August 20, 2010

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of August 17, 2010, governing the 8.125% Senior Notes due 2018, by and among the Issuer, the Company, the guarantors identified therein and HSBC Bank USA, National Association, as trustee.

4.2	Form of 8.125% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 17, 2010, among the Issuer, the Company, the guarantors identified therein and Deutsche Bank Securities Inc., as representative to the Initial Purchasers.

99.1	Press release, dated August 17, 2010, issued by the Company regarding the closing of the Cliffstar Acquisition.